Exhibit 99.1

SPECIAL MEETING OF STOCKHOLDERS OF

STRAIGHT PATH COMMUNICATIONS INC.

August 2, 2017

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Vote online until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Special Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

Important Notice Regarding the Availability of Proxy Materials for the Straight Path Communications Inc.

Stockholders Meeting to be Held on August 2, 2017:

The Notice of Special Meeting and proxy statement/prospectus are available at: www.spathinc.com/investors

i         Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.        i

00030300300000001000 4	080217

THE BOARD OF DIRECTORS RECOMMENDS VOTES “FOR” PROPOSAL 1, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE
			FOR	AGAINST	ABSTAIN
1.

Adopt the Agreement and Plan of Merger, dated as of May 11, 2017, as it may be amended from time to time (the “merger agreement”), by and among Straight Path Communications Inc., Verizon Communications Inc. and Waves Merger Sub I, Inc.

			☐	☐	☐

2.

Approve, by non-binding, advisory vote, certain compensation that may be paid or become payable to Straight Path Communications Inc.’s named executive officers in connection with the merger and the agreements and understandings pursuant to which such compensation may be paid or become payable.

			☐	☐	☐

3.

Approve adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the merger agreement or if a quorum is not present at the Special Meeting.

			☐	☐	☐

The undersigned acknowledges receipt from Straight Path Communications Inc. before the execution of this proxy of the Notice of Special Meeting and proxy statement/prospectus.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PRELIMINARY FORM OF PROXY

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

STRAIGHT PATH COMMUNICATIONS INC.

5300 Hickory Park Drive, Suite 218

Glen Allen, Virginia 23059

(804) 433-1522

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

To Be Held August 2, 2017

    The undersigned appoints Davidi Jonas and Jonathan Rand, or either one of them, as the proxy of the undersigned with full power of substitution to attend and vote at the Special Meeting of Stockholders (the “Special Meeting”) of Straight Path Communications Inc. to be held at 10:00 a.m. on August 2, 2017 at the offices of Weil, Gotshal and Manges LLP, 767 Fifth Avenue, New York, NY10153, and any adjournment or postponement of the Special Meeting, according to the number of votes the undersigned would be entitled to cast if personally present, for or against any proposal, and any and all other business that may come before the Special Meeting, except as otherwise indicated on the reverse side of this card.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL NOS. 1, 2 AND 3 LISTED ON THE REVERSE SIDE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

1.1	14475

SPECIAL MEETING OF STOCKHOLDERS OF

STRAIGHT PATH COMMUNICATIONS INC.

August 2, 2017

Important Notice Regarding the Availability of Proxy Materials for the Straight Path Communications Inc.

Stockholders Meeting to be Held on August 2, 2017:

The Notice of Special Meeting and proxy statement/prospectus are available at: www.spathinc.com/investors

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided. i

00030300300000001000 4	080217

THE BOARD OF DIRECTORS RECOMMENDS VOTES “FOR” PROPOSAL 1, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE
			FOR	AGAINST	ABSTAIN
1.

Adopt the Agreement and Plan of Merger, dated as of May 11, 2017, as it may be amended from time to time (the “merger agreement”), by and among Straight Path Communications Inc., Verizon Communications Inc. and Waves Merger Sub I, Inc.

			☐	☐	☐

2.

Approve, by non-binding, advisory vote, certain compensation that may be paid or become payable to Straight Path Communications Inc.’s named executive officers in connection with the merger and the agreements and understandings pursuant to which such compensation may be paid or become payable.

			☐	☐	☐

3.

Approve adjournments of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the merger agreement or if a quorum is not present at the Special Meeting.

			☐	☐	☐

The undersigned acknowledges receipt from Straight Path Communications Inc. before the execution of this proxy of the Notice of Special Meeting and proxy statement/prospectus.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.